UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Bridge Term Loan Agreement

On March 16, 2015, Harris Corporation (“Harris”), entered into a 364-Day Bridge Term Loan Agreement (the “Bridge Loan Agreement”) with lenders from time to time party thereto; Morgan Stanley Senior Funding, Inc. as administrative agent, sole lead arranger and sole bookrunner; Citibank, N.A. and SunTrust Bank as co-syndication agents; and HSBC Bank USA, National Association and Wells Fargo Bank, National Association as co-documentation agents.

The Bridge Loan Agreement provides for total bridge loan commitments in an aggregate principal amount of $2.1 billion. The proceeds of the bridge loans must be used for consummating Harris’ acquisition of Exelis Inc. (“Exelis”) and other transactions and payments related thereto. Harris anticipates that some or all of the bridge loans will be replaced by a combination of borrowings under the Term Loan Agreement (as defined below), borrowings under Harris’ existing revolving credit facility and Harris’ issuance of debt securities.

Under the Bridge Loan Agreement, the lenders will be obligated to make bridge loans upon the satisfaction of certain conditions, including but not limited to (i) the execution and delivery by Harris of certain definitive documentation, (ii) that the acquisition of Exelis shall have been, or substantially concurrently with funding under the Bridge Loan Agreement shall be, consummated in accordance with the terms of the acquisition agreement (the Agreement and Plan of Merger, dated as of February 5, 2015, among Harris, Harris Communication Solutions (Indiana), Inc., and Exelis, filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Harris on February 9, 2015 and incorporated herein by reference (the “Acquisition Agreement”)) and (iii) the absence of certain defaults or events of default (the date such bridge loans are made, the “Bridge Closing Date”).

At Harris’ election, borrowings under the Bridge Loan Agreement will bear interest either at (i) the eurodollar rate plus an applicable margin, or (ii) the base rate plus an applicable margin. The eurodollar rate for an interest period is the rate per annum equal to (a) the London interbank offered rate (“LIBOR”) for such interest period, divided by (b) a percentage equal to 1.00 minus the daily average eurodollar reserve rate for such interest period. The applicable interest rate margin over the eurodollar rate may range from a minimum of 1.125% to a maximum of 3.00% based on the ratings of Harris’ senior unsecured long-term debt securities (“Senior Debt Ratings”) and for how long the bridge loans are outstanding. The base rate is a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime lending rate published in The Wall Street Journal, and (iii) the eurodollar rate determined on a daily basis for a one-month interest period plus 100 basis points. The applicable interest rate margin over the base rate may range from a minimum of 0.125% to a maximum of 2.00% based on Harris’ Senior Debt Ratings and for how long the bridge loans are outstanding. Borrowings under the Bridge Loan Agreement will be denominated in U.S. Dollars.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Bridge Loan Agreement, Harris is required to pay a quarterly unused commitment fee, which shall accrue at a rate per annum of 0.20% during the period beginning on April 6, 2015 and ending on the earlier of (x) the date of termination of the bridge loan commitments and (y) the Bridge Closing Date. Harris also is required to pay a duration fee equal to the percentage of the aggregate principal amount of any outstanding loan, with such percentage initially equal to 0.50% and may increase (to a maximum of 1.00%) based on the length of time the bridge loans are outstanding.

Under the Bridge Loan Agreement, Harris may, at any time or from time to time, voluntarily prepay bridge loans in whole or in part without premium or penalty, but Harris may not re-borrow amounts thereunder. The Bridge Loan Agreement requires mandatory prepayments and reductions of commitments with the net cash proceeds of certain asset sales or debt or equity issuances, subject to customary exceptions, reinvestment rights and minimums.

The Bridge Loan Agreement contains certain representations and warranties of Harris for the benefit of the administrative agent and the lenders, including representations relating to: due incorporation and good standing; due authorization of the Bridge Loan Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of any Bridge Loan Agreement documentation; enforceability of the Bridge Loan Agreement documentation; accuracy of financial statements; no material adverse effect since June 27, 2014; absence of material undisclosed litigation on March 16, 2015; compliance with ERISA and certain other laws; payment of taxes; and solvency.

The Bridge Loan Agreement contains certain affirmative covenants of Harris, including covenants relating to: reporting obligations; maintenance of corporate existence and good standing; compliance with laws; maintenance of properties and insurance; payment of taxes; compliance with environmental laws and ERISA; and visitation and inspection by the administrative agent and the lenders. The Bridge Loan Agreement also requires that certain subsidiaries of Harris that incur, borrow or guarantee debt in a principal amount exceeding $100 million become guarantors under the Bridge Loan Agreement. The Bridge Loan Agreement also contains certain negative covenants of Harris, including covenants: limiting certain liens on assets; limiting certain mergers, consolidations or sales of assets; limiting certain sale and leaseback transactions; limiting certain vendor financing investments; and limiting certain investments in unrestricted subsidiaries. The Bridge Loan Agreement also requires that Harris not permit at any time its ratio of consolidated total indebtedness to total capital, each as defined in the Bridge Loan Agreement, to be greater than (x) 0.675:1.00 between the Bridge Closing Date and the date that is nine months following the Bridge Closing Date and (y) 0.65:1.00 thereafter.

The Bridge Loan Agreement contains certain events of default, including: failure to make payments under the Bridge Loan Agreement; failure to perform or observe terms, covenants or agreements contained in the Bridge Loan Agreement; material inaccuracy of any representation or warranty under the Bridge Loan Agreement; payment default by Harris or certain of its subsidiaries under other indebtedness with a principal amount in excess of $100 million or acceleration of or ability to accelerate such other indebtedness; occurrence of one or more final judgments or orders for the payment by Harris of money in excess of $100 million that remain unsatisfied; incurrence by Harris or certain of its subsidiaries of certain ERISA liabilities in excess of $100 million; any bankruptcy or insolvency of Harris or any material subsidiary; invalidity of Bridge Loan Agreement documentation; or a change of control (as defined in the Bridge Loan Agreement). If, prior to the Bridge Closing Date, (x) a non-payment of principal or interest event of default or (y) an insolvency event of default occurs, or, after the Bridge Closing Date, any event of default occurs, then the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

All principal amounts borrowed or outstanding under the Bridge Loan Agreement will mature on the date that is 364 days after the Bridge Closing Date, unless the commitments are terminated earlier either at the request of Harris or if certain events of default described in the Bridge Loan Agreement occur. Any undrawn commitments under the Bridge Loan Agreement will automatically be terminated on the Bridge Closing Date.

Term Loan Agreement

On March 16, 2015, Harris entered into a Term Loan Agreement (the “Term Loan Agreement”) with lenders from time to time party thereto; Morgan Stanley Senior Funding, Inc. as administrative agent; Morgan Stanley Senior Funding, Inc., Bank of America, N.A., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC and HSBC Bank USA, National Association as joint lead arrangers and joint bookrunners; Morgan Stanley Senior Funding, Inc., Bank of America, N.A., SunTrust Bank, Wells Fargo Bank, National Association and HSBC Bank USA, National Association as co-syndication agents; Citibank, N.A. as documentation agent; and TD Bank, N.A. and The Bank of Nova Scotia as co-managing agents.

The Term Loan Agreement provides for total term loan commitments of $650 million in a 3-year tranche and $650 million in a 5-year tranche, for an aggregate principal amount of $1.3 billion. The proceeds of the term loans must be used for consummating Harris’ acquisition of Exelis and other transactions and payments related thereto.

Under the Term Loan Agreement, the lenders will be obligated to make term loans upon the satisfaction of certain conditions, including but not limited to (i) the execution and delivery by Harris of certain definitive documentation, (ii) that the acquisition of Exelis shall have been, or substantially concurrently with funding under the Term Loan Agreement shall be, consummated in accordance with the terms of the Acquisition Agreement and (iii) the absence of certain defaults or events of default (the date such term loans are made, the “Term Closing Date”).

At Harris’ election, borrowings under the Term Loan Agreement will bear interest either at (i) the eurodollar rate plus an applicable margin, or (ii) the base rate plus an applicable margin. The eurodollar rate for an interest period is the rate per annum equal to (a) LIBOR for such interest period, divided by (b) a percentage equal to 1.00 minus the daily average eurodollar reserve rate for such interest period. For both tranches of term loans, the applicable interest rate margin over the eurodollar rate may range from a minimum of 1.125% to a maximum of 2.00% based on Harris’ Senior Debt Ratings. The base rate is a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime lending rate published in The Wall Street Journal, and (iii) the eurodollar rate determined on a daily basis for a one-month interest period plus 100 basis points. For both tranches of term loans, the applicable interest rate margin over the base rate may range from a minimum of 0.125% to a maximum of 1.00% based on Harris’ Senior Debt Ratings. Borrowings under the Term Loan Agreement will be denominated in U.S. Dollars.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Term Loan Agreement and to quarterly principal amortization payments as described below, Harris is required to pay a quarterly unused commitment fee, which shall accrue at a rate per annum of 0.20% during the period beginning on March 16, 2015 and ending on the earlier of (x) the date of termination of the term loan commitments and (y) the Term Closing Date.

Under the Term Loan Agreement, Harris may, at any time or from time to time, voluntarily prepay term loans of either tranche in whole or in part without premium or penalty, but Harris may not re-borrow amounts thereunder.

The Term Loan Agreement contains certain representations and warranties of Harris for the benefit of the administrative agent and the lenders, including representations relating to: due incorporation and good standing; due authorization of the Term Loan Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of any Term Loan Agreement documentation; enforceability of the Term Loan Agreement documentation; accuracy of financial statements; no material adverse effect since June 27, 2014; absence of material undisclosed litigation on March 16, 2015; compliance with ERISA and certain other laws; payment of taxes; and solvency.

The Term Loan Agreement contains certain affirmative covenants of Harris, including covenants relating to: reporting obligations; maintenance of corporate existence and good standing; compliance with laws; maintenance of properties and insurance; payment of taxes; compliance with environmental laws and ERISA; and visitation and inspection by the administrative agent and the lenders. The Term Loan Agreement also requires that certain subsidiaries of Harris that incur, borrow or guarantee debt in a principal amount exceeding $100 million become guarantors under the Term Loan Agreement. The Term Loan Agreement also contains certain negative covenants of Harris, including covenants: limiting certain liens on assets; limiting certain mergers, consolidations or sales of assets; limiting certain sale and leaseback transactions; limiting certain vendor financing investments; and limiting certain investments in unrestricted subsidiaries. The Term Loan Agreement also requires that Harris not permit at any time its ratio of consolidated total indebtedness to total capital, each as defined in the Term Loan Agreement, to be greater than (x) 0.675:1.00 between the Term Closing Date and the date that is nine months following the Term Closing Date and (y) 0.65:1.00 thereafter.

The Term Loan Agreement contains certain events of default, including: failure to make payments under the Term Loan Agreement; failure to perform or observe terms, covenants or agreements contained in the Term Loan Agreement; material inaccuracy of any representation or warranty under the Term Loan Agreement; payment default by Harris or certain of its subsidiaries under other indebtedness with a principal amount in excess of $100 million or acceleration of or ability to accelerate such other indebtedness; occurrence of one or more final judgments or orders for the payment by Harris of money in excess of $100 million that remain unsatisfied; incurrence by Harris or certain of its subsidiaries of certain ERISA liabilities in excess of $100 million; any bankruptcy or insolvency of Harris or any material subsidiary; invalidity of Term Loan Agreement documentation; or a change of control (as defined in the Term Loan Agreement). If, prior to the Term Closing Date, (x) a non-payment of principal or interest event of default or (y) an insolvency event of default occurs, or, after the Term Closing Date, any event of default occurs, then the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

The Term Loan Agreement requires, for each tranche of term loans, quarterly principal amortization payments equal to 2.50% of the initial principal amount of the term loans in such tranche on the Term Closing Date, with the balance of the term loans payable in full on the date that is three years after the Term Closing Date, for loans in the 3-year tranche, and on the date that is five years after the Term Closing Date, for loans in the 5-year tranche. All principal amounts borrowed or outstanding under the Term Loan Agreement will mature on either (i) the date that is three years following the Term Closing Date, for loans in the 3-year tranche, or (ii) the date that is five years following the Term Closing Date, for loans in the 5-year tranche, unless the commitments are terminated earlier either at the request of Harris or if certain events of default described in the Term Loan Agreement occur. Any undrawn commitments under the Term Loan Agreement will automatically be terminated on the Term Closing Date.

The administrative agent and some of the lenders under the Bridge Loan Agreement and the Term Loan Agreement and their affiliates have various relationships with Harris and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, acting as dealers in Harris’ commercial paper program, investment banking, underwriting, financial advisory, insurance, surety, trust and other services. In addition, Harris and some of its subsidiaries have entered into foreign exchange, interest rate and other arrangements with certain of such lenders and their affiliates.

The foregoing descriptions of the Bridge Loan Agreement and the Term Loan Agreement are only summaries, do not purport to be complete and are subject to, and qualified in their entirety by, and should be read in conjunction with, the full text of the Bridge Loan Agreement and Term Loan Agreement, as the case may be, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the Bridge Loan Agreement and the Term Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	364-Day Bridge Term Loan Agreement, dated as of March 16, 2015, by and among Harris Corporation and the other parties thereto.
10.2	Term Loan Agreement, dated as of March 16, 2015, by and among Harris Corporation and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Scott T. Mikuen
Senior Vice President, General Counsel and Secretary

Date: March 19, 2015

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	364-Day Bridge Term Loan Agreement, dated as of March 16, 2015, by and among Harris Corporation and the other parties thereto.
10.2	Term Loan Agreement, dated as of March 16, 2015, by and among Harris Corporation and the other parties thereto.